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                                                                     EXHIBIT 2.2

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE

--------------------------------------------------------------------------------

                                AMENDMENT TO THE

                    SHARE PURCHASE AND CONTRIBUTION AGREEMENT

--------------------------------------------------------------------------------



                          DATED AS OF OCTOBER 20, 2000



                                  BY AND AMONG


                                 NORDSTROM, INC.

                                       AND

                        NORDSTROM EUROPEAN CAPITAL GROUP

                           IN THEIR CAPACITY AS BUYERS




                               JEAN-PIERRE BENAYM

                                 ALBERT GOLDBERG

                                       AND

                             THE OTHER SHAREHOLDERS

                                       OF

                                 FACONNABLE S.A.

                          IN THEIR CAPACITY AS SELLERS

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                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


                                TABLE OF CONTENTS

1.   Definitions.............................................................  5
2.   Amendment to the Agreement..............................................  5
3.   No Novation.............................................................  6
4.   Governing Law and Jurisdiction..........................................  6

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                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE

AMONG THE UNDERSIGNED:

1.1 NORDSTROM, INC., a corporation organized under the laws of the State of Washington (U.S.A.), having its registered office at 1617 Sixth Avenue, Seattle, Washington 98101 (U.S.A.), incorporated on September 28, 1946, under No. 21043393, whose representative is duly authorized for the purpose of this Agreement,

        hereafter referred to as "Nordstrom",

1.2 NORDSTROM EUROPEAN CAPITAL GROUP, a French societe par actions simplifiee, having its registered office at 3, rue du Colonel Moll, 75017 Paris, registered with the Trade and Companies Register ("Registre du Commerce et des Societes") of Paris under the management number ("numero de gestion") No. 2000B15519, whose representative is duly authorized for the purpose of this Agreement,

        hereafter referred to as "NECG"; and, together with Nordstrom, collectively, jointly and severally referred to as "Buyers",

2.1 JEAN-PIERRE BENAYM, a French national residing at 46, avenue des Bosquets, 06200 Nice,

2.2 ALBERT GOLDBERG, a French national domiciled with Maitre Bezina, 1, rue du Lycee, 06000 Nice,

        collectively, jointly and severally referred to as the "Principal Shareholders",

AND:

3.1 STEPHANE BENAYM, a French national residing at 26, allee de la Touraque, "hameau Fontmerle", 06270 Villeneuve Loubet,

3.2 EDOUARD-DAVID BENAYM, a French national residing at 46, avenue des Bosquets, 06200 Nice,

3.3 ILAN BENAYM, a French national residing at 46, avenue des Bosquets, 06200 Nice,

3.4 ARTHUR GOLDBERG, a French national residing at 15, rue Saint Louis en l'Ile, 75004 Paris,

3.5 OLIVIER GOLDBERG, a French national residing at 1336, avenue Jules Grec, 06600 Antibes,

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                                                  UNOFFICIAL ENGLISH TRANSLATION
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                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE

3.6 JEAN ALBERT NILS GOLDBERG, a French national residing at 5, promenade des Anglais, 06000 Nice,

        collectively referred to as the "Other Shareholders"; and, together with the Principal Shareholders, collectively referred to as "Sellers". The term "Sellers" shall also include Jean-Pierre Benaym, Stephane Benaym, Edouard-David Benaym and Ilan Benaym acting in their capacity as joint owners
("coindivisaires") of all of the shares of the Company they own jointly ("detiennent en indivision").

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                                                  UNOFFICIAL ENGLISH TRANSLATION
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                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE

WHEREAS:

        A. Pursuant to a share purchase and contribution agreement dated as of September 27, 2000 (the "Agreement") between Sellers and Buyers, Sellers have agreed to sell and contribute all the Shares to Buyers, in accordance with the terms of the Agreement.

        B. Buyers and Sellers desire to amend the Agreement on the terms set forth in this amendment (the "Amendment").


NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.      DEFINITIONS.

        For purposes of this Agreement, and unless the context requires otherwise, capitalized terms shall have the meaning ascribed to them in the Agreement.

2.      AMENDMENT TO THE AGREEMENT.

        2.1 SECTION 2.1(b). Section 2.1(b) of the Agreement is amended and replaced as follows:

        "The purchase price for the Shares set forth in attached Exhibit 2.1(a) (the "Purchase Price") shall be equal to (Euro) 98,971,312 (ninety eight million nine hundred seventy one thousand three hundred twelve Euros) minus the aggregate amount of the Loan Purchase Prices, as these amounts are set forth in attached Exhibit 2.1(b), and shall be payable in cash on the Closing Date."

        2.2 EXHIBIT 2.1(b). Buyers and Sellers hereby amend Exhibit 2.1(b) of the Agreement to read in its entirety as set forth in attached Exhibit 2.1(b). Consequently, the parties expressly agree that, as from the date hereof, Exhibit 2.1(b) of the Agreement shall be in the form of attached Exhibit 2.1(b).


        2.3 EXHIBIT 2.2. Buyers and Sellers hereby amend Exhibit 2.2 of the Agreement to read in its entirety as set forth in attached Exhibit 2.2. Consequently, the parties expressly agree that, as from the date hereof, Exhibit
2.2 of the Agreement shall be in the form of attached Exhibit 2.2.

        2.4 EXHIBIT 3.2(b)(i). Buyers and Sellers hereby amend Exhibit 3.2(b)(i) of the Agreement to read in its entirety as set forth in attached Exhibit 3.2(b)(i). Consequently, the parties expressly agree that, as from the date hereof, Exhibit 3.2(b)(i) of the Agreement shall be in the form of attached
Exhibit 3.2(b)(i).

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                                                  UNOFFICIAL ENGLISH TRANSLATION
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                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE

3.      NO NOVATION.

        This Amendment does not create any novation ("novation") to the Agreement. Except as expressly amended by this Amendment, the Agreement, as so amended, shall remain in full force and effect.

        This Amendment shall form a part of the Agreement which constitutes, together with this Amendment, a single agreement.

        The parties hereby agree that any reference to the Agreement shall be construed as a reference to the Agreement, as amended by this Amendment.

4.      GOVERNING LAW AND JURISDICTION.

        This Amendment shall be governed by, and interpreted in accordance with, the laws of France. The parties hereby irrevocably consent to the exclusive jurisdiction of the commercial court ("Tribunal de Commerce") of Paris (France) in connection with any action or proceeding arising out of or relating to this Amendment or any document or instrument delivered pursuant to this Amendment.


                         [Signatures begin on next page]

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                                                  UNOFFICIAL ENGLISH TRANSLATION
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                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE

Executed in 10 (ten) originals
In Paris
On October 20, 2000

BUYERS:                                  SELLERS:

NORDSTROM, INC.                              [Jean-Pierre Benaym's signature]
                                         ---------------------------------------
    [Gail Cottle's signature]            JEAN-PIERRE BENAYM

By: Gail Cottle                              [Albert Goldberg's signature]
    Its: Executive Vice-President        ---------------------------------------
                                         ALBERT GOLDBERG

NORDSTROM EUROPEAN CAPITAL GROUP             [Stephane Benaym's signature]
                                         ---------------------------------------
    [Emmanuel Storione's signature]      STEPHANE BENAYM

By: Emmanuel Storione                        [Edouard-David Benaym's signature]
    Its: President                       ---------------------------------------
                                         EDOUARD-DAVID BENAYM

                                             [Jean-Pierre Benaym's signature]
                                         ---------------------------------------
                                         ILAN BENAYM

                                             [Arthur Goldberg's signature]
                                         ---------------------------------------
                                         ARTHUR GOLDBERG

                                             [Olivier Goldberg's signature]
                                         ---------------------------------------
                                         OLIVIER GOLDBERG

                                         [Arthur Goldberg's signature(1) and
                                                 Albert Goldberg's signature(2)]
                                         ---------------------------------------
                                         JEAN ALBERT NILS GOLDBERG

--------

1 With the following handwritten mention: "en tant que de besoin, Arthur Goldberg, en sa qualite d'administrateur legal des Actions detenues en nue-propriete" (as this may be necessary, Arthur Goldberg acting in his capacity as administrator of Nils's Shares held in bare ownership).

2 With the following handwritten mention: "Albert Goldberg, en mon nom propre et au nom et pour le compte de Catherine Goldberg" (Albert Goldberg, in my own name, and in the name and on behalf of Catherine Goldberg).

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                                                  UNOFFICIAL ENGLISH TRANSLATION
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                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE

                                  ANNEXE 2.1(b)



                                 Prix d'Acquisition des Comptes
                                Courants d'Associes a la Date de
                                          Realisation
                               (Loan Purchase Prices as of the
Vendeur (Seller)                          Closing Date)
----------------               ---------------------------------
Jean-Pierre Benaym                   (Euro) 2.660.622,66

Indivision Benaym                    (Euro)    59.466,51

Stephane Benaym                      (Euro)   382.671,96

Edouard-David Benaym                 (Euro)   367.496,63

Ilan Benaym                          (Euro)   389.773,68

Albert Goldberg                      (Euro) 3.686.391,16

Olivier Goldberg                     (Euro)    14.127,71

Arthur Goldberg                      (Euro)        90,70

Jean Albert Nils Goldberg            (Euro)         0,03

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                                                  UNOFFICIAL ENGLISH TRANSLATION
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                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE

                                   ANNEXE 2.2


                                Actions Nordstrom en
                                 pleine propriete
                               (shares of Nordstrom
                                Stock held in full
Vendeur (Seller)                     ownership)
----------------               --------------------
Jean-Pierre Benaym                   1.721.268

Indivision Benaym                            0

Stephane Benaym                        282.164

Edouard-David Benaym                   281.230

Ilan Benaym                            246.593

Albert Goldberg                      1.999.571

Olivier Goldberg                       181.633

Arthur Goldberg                        180.999

Jean Albert Nils Goldberg              180.542

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                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE

                                ANNEXE 3.2(b)(i)


                                   Partie du Prix
                                  d'Acquisition en
                                  pleine propriete
                               (Part of the Purchase
                                   Price in full
Vendeur (Seller)                     ownership)
----------------               ---------------------
Jean-Pierre Benaym              (Euro)  31.171.830

Indivision Benaym               (Euro)     837.137

Stephane Benaym                 (Euro)   4.986.438

Edouard-David Benaym            (Euro)   4.969.952

Ilan Benaym                     (Euro)   4.357.828

Albert Goldberg                 (Euro)  35.542.910

Olivier Goldberg                (Euro)   3.191.647

Arthur Goldberg                 (Euro)   3.180.469

Jean Albert Nils Goldberg       (Euro)   3.172.460